Exhibit 4.1

TAX ASSET PROTECTION RIGHTS AGREEMENT

dated as of November 5, 2018

between

ACETO CORPORATION

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as Rights Agent

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Exhibits

Exhibit A:	Certificate of Amendment of Restated Certificate of Incorporation establishing the Preferred Shares
Exhibit B:	Form of Right Certificate
Exhibit C:	Summary of Rights

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TAX ASSET PROTECTION RIGHTS AGREEMENT

TAX ASSET PROTECTION RIGHTS AGREEMENT dated as of November 5, 2018 (this “Agreement”), between ACETO CORPORATION, a New York corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, as Rights Agent (the “Rights Agent”).

RECITALS

WHEREAS, (i) the Company has generated NOLs and other Tax Benefits (as such terms are hereinafter defined) for United States Federal income tax purposes; (ii) such NOLs and other Tax Benefits may potentially provide valuable tax benefits to the Company; (iii) the Company desires to avoid an “ownership change” within the meaning of Section 382 and the Treasury Regulations (as such terms are hereinafter defined) promulgated thereunder, and thereby preserve the ability to utilize fully such NOLs and other Tax Benefits; and (iv) in furtherance of such objectives, the Company desires to enter into this Agreement; and

WHEREAS, the Board of Directors of the Company (the “Board”) authorized and declared a dividend distribution of one right (a “Right”) in respect of each share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) outstanding at the Close of Business (as hereinafter defined) on November 15, 2018 (the “Record Date”), and further authorized and directed the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of this Agreement) with respect to each share of Common Stock that shall become outstanding (whether originally issued or delivered from the Company’s treasury) between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date (whether originally issued or delivered from the Company’s treasury) and prior to the earlier of the Redemption Date or the Expiration Date only in accordance with the provisions of Section 23. Each Right shall initially represent the right to purchase one one-thousandth (1/1,000th) of a share of Series A Participating Cumulative Preferred Stock, par value $2.50 per share, of the Company (the “Preferred Shares”), having the powers, rights and preferences set forth in the Certificate of Amendment attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

“Acquiring Person” shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.99% or more of the Common Shares then outstanding, but not including (a) the Company, any Subsidiary of the Company, any employee benefit or compensation plan of the Company or of any of its Subsidiaries or any Person organized, appointed or established by the Company and holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan, (b) any Grandfathered Person, unless such Grandfathered Person becomes the Beneficial Owner of a percentage of Common Shares then outstanding exceeding such Grandfathered Person’s Grandfathered Percentage by 0.5% or more of the outstanding Common Shares or (c) any Exempt Person; provided, however, that no Person who or which, alone or together with all Affiliates and Associates of such Person, has become and is the Beneficial Owner of 4.99% or more (or in the case of a Grandfathered Person, has exceeded and is exceeding such Grandfathered Person’s Grandfathered Percentage by 0.5% or more) of the Common Shares at the time outstanding, will be deemed to have become an Acquiring Person solely as the result of (i) a change in the aggregate number of Common Shares outstanding since the last date on which such Person acquired Beneficial Ownership of any Common Shares, including pursuant to a dividend or distribution of shares by the Company made on a pro rata basis to all holders of Common Shares or the issuance of shares by the Company pursuant to a split or subdivision of the outstanding Common Shares; (ii) equity compensation awards granted to such Person by the Company or as a result of an adjustment to the number of Common Shares represented by such equity compensation award pursuant to the terms thereof, unless and until such time, in the case of clause (i) and clause (ii), as such Person or one or more of its Affiliates or Associates thereafter acquires Beneficial Ownership of one additional Common Share (other than any Common Shares acquired as described in clause (i) or (ii) above); or (iii) the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if the Board determines that such acquisition was made in good faith without the knowledge by such Person or one or more of its Affiliates or Associates that such Person would thereby become an Acquiring Person (including because (A) such Person was unaware that it Beneficially Owned a percentage of then-outstanding Common Shares that would otherwise cause such Person, together with all Affiliates and Associates of such Person, to become an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership but was unaware of the consequences of such Beneficial Ownership under this Agreement), which determination of the Board shall be conclusive and binding on such Person, the Rights Agent, the holders of the Rights and all other Persons.

Notwithstanding clause (iii) of the proviso in the prior sentence, unless the Board determines pursuant to the definition of “Exempt Person” that an Inadvertent Acquiror is an Exempt Person, if any Person that is not an Acquiring Person due to such clause (iii) does not reduce its, together with all of its Affiliates’ and Associates’, percentage of Beneficial Ownership of Common Shares to less than 4.99% (or in the case of a Grandfathered Person, to less than 0.5% in excess of its Grandfathered Percentage) by the Close of Business on the tenth (10th) calendar day after notice from the Company (the date of notice being the first day) that such Person’s Beneficial Ownership of Common Shares would make it an Acquiring Person, such Person shall, at the end of such ten calendar day period, become an Acquiring Person (and such clause (iii) shall no longer apply to such Person). If any Person that is not an Acquiring Person due to such clause (iii) and the requirements of the prior sentence shall again become the Beneficial Owner of 4.99% or more (or in the case of a Grandfathered Person, a percentage of Common Shares then outstanding exceeding such Grandfathered Person’s Grandfathered Percentage by 0.5% or more) of the Common Shares then outstanding, such Person shall be deemed an “Acquiring Person”, subject to the exceptions set forth in this definition.

Notwithstanding the foregoing, no Person shall become an “Acquiring Person” solely as a result of an Exempt Transaction.

Notwithstanding the foregoing, no Person shall become an “Acquiring Person” solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportion of the Common Shares beneficially owned by such Person to 4.99% or more (or in the case of a Grandfathered Person, has exceeded and is exceeding such Grandfathered Person’s Grandfathered Percentage by 0.5% or more) of the Common Shares at the time outstanding unless and until such time as such Person or one or more of its Affiliates or Associates thereafter acquires Beneficial Ownership of one additional Common Share unless, upon becoming the Beneficial Owner of such additional Common Share, such Person is not then the Beneficial Owner of 4.99% or more (or in the case of a Grandfathered Person, of a percentage of Common Shares then outstanding exceeding such Grandfathered Person’s Grandfathered Percentage by 0.5% or more) of the Common Shares at the time outstanding.

“Affiliate” and “Associate”, when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, and to the extent not included within the foregoing, shall also include, with respect to any Person, any other Person whose Common Shares would be deemed to be constructively owned by such first Person, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person, pursuant to the provisions of the Code, or any successor or replacement provision, and the Treasury Regulations promulgated thereunder; provided, however, that a Person will not be deemed to be an Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.

“Agreement” shall have the meaning set forth in the Preamble to this Agreement.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own”, and shall be deemed to have “Beneficial Ownership” of, any securities which such Person directly owns or would be deemed to indirectly or constructively own, or which otherwise would be aggregated with securities owned by such Person, pursuant to Section 382 of the Code, or any successor or replacement provision, and the Treasury Regulations promulgated thereunder.

“Board” shall have the meaning set forth in the Recitals to this Agreement.

“Book Value,” when used with reference to Common Shares issued by any Person, shall mean the amount of equity of such Person applicable to each Common Share, determined (a) in accordance with United States generally accepted accounting principles in effect on the date as of which such Book Value is to be determined, (b) using all the consolidated assets and all the consolidated liabilities of such Person on the date as of which such Book Value is to be determined, except that no value shall be included in such assets for goodwill arising from consummation of a business combination (including, without limitation, a Business Combination), and (c) after giving effect to (i) the exercise of all rights, options and warrants to purchase such Common Shares (other than the Rights), and the conversion of all securities convertible into such Common Shares, at an exercise or conversion price, per Common Share, which is less than such Book Value before giving effect to such exercise or conversion (whether or not exercisability or convertibility is conditioned upon occurrence of a future event), (ii) all dividends and other distributions on the capital stock of such Person declared prior to the date as of which such Book Value is to be determined and to be paid or made after such date, and (iii) any other agreement, arrangement or understanding (written or oral), or transaction or other action contemplated prior to the date as of which such Book Value is to be determined that would have the effect of thereafter reducing such Book Value.

“Business Combination” shall have the meaning set forth in Section 11(c)(i).

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Certificate of Amendment” shall mean the Certificate of Amendment of Restated Certificate of Incorporation of the Company related to the Preferred Shares, the form of which is attached to this Agreement as Exhibit A, as amended and/or restated from time to time in accordance with its terms.

“Close of Business” on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that, if such date is not a Business Day, “Close of Business” shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Shares,” when used with reference to the Company prior to a Business Combination, shall mean the shares of Common Stock or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed and any other interest that would be treated as “stock” of the Company for purposes of Section 382 (including Treasury Regulation Section 1.382-2T(f)(18)) in this Section 1 and all other provisions of this Agreement in which such meaning is necessary in order to ensure that this Agreement is effective in carrying out its stated purpose and intent of preserving the Company’s NOLs and other Tax Benefits. “Common Shares,” when used with reference to any Person other than the Company prior to a Business Combination, shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which do not limit (as a maximum amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such class or series or the amount of assets distributable on such class or series upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed, and if there shall be more than one class or series of such shares of capital stock or units of equity interests of such Person, then “Common Shares” of such Person shall mean the class or series of capital stock of such Person or units of equity interests in such Person having voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)), or in the case of multiple classes or series having voting power, having the greatest voting power.

“Common Stock” shall have the meaning set forth in the Recitals to this Agreement.

“Company” shall have the meaning set forth in the Preamble to this Agreement; provided, however, that if there is a Business Combination, “Company” shall have the meaning set forth in Section 11(c)(iii).

The term “control” with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Customer Identification Program” shall have the meaning set forth in Section 37.

“Distribution Date” shall mean the Close of Business on the earlier of (a) ten (10) calendar days after the Share Acquisition Date and (b) such date, if any, as may be designated by the Board following the commencement of, or the first public disclosure of an intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit or compensation plan of the Company or of any of its Subsidiaries, or any Person organized, appointed or established by the Company and holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan) for outstanding Common Shares, if upon consummation of such tender or exchange offer such Person could reasonably be expected to be the Beneficial Owner of 4.99% or more of the outstanding Common Shares.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any comparable or successor law or act) as in effect on the date in question, unless otherwise specifically provided.

“Exchange Consideration” shall have the meaning set forth in Section 11(b)(i).

“Exempt Person” shall mean any Person, alone or together with all Affiliates and Associates of such Person, whose Beneficial Ownership of 4.99% or more of the then outstanding Common Shares, as determined by the Board in its sole discretion, or a duly constituted committee of Independent Directors, in its sole discretion, including a determination pursuant to Section 34, (a) would not jeopardize or endanger the availability to the Company of its NOLs or other Tax Benefits, taking into account such facts and circumstances as the Board (or any such committee) reasonably deems relevant, or (b) is otherwise in the best interests of the Company; provided, however, that the Board, or a duly constituted committee of Independent Directors, makes such determination either (x) before the time such Person otherwise would have become an Acquiring Person, or (y) after the time such Person otherwise would have become an Acquiring Person if the Board, or a duly constituted committee of Independent Directors, has determined that such Person is an Inadvertent Acquiror; provided, further, that such Person will cease to be an “Exempt Person” if the Board, in its sole discretion, or a duly constituted committee of Independent Directors, in its sole discretion, makes a contrary determination regarding the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person) with respect to the availability to the Company of its NOLs or other Tax Benefits, taking into account such facts and circumstances as the Board (or any such committee) reasonably deems relevant. In granting an exemption under this definition, the Board, or a duly constituted committee of Independent Directors, may require any Person who would otherwise be an Acquiring Person to make certain representations, undertakings or covenants or to agree that any violation or attempted violation of such representations, undertakings or covenants will result in such consequences and be subject to such conditions as the Board, or a duly constituted committee of Independent Directors, may determine in its sole discretion, including that any such violation shall result in such Person becoming an Acquiring Person.

“Exempt Transaction” shall mean any transaction that the Board determines, or a duly constituted committee of Independent Directors determines, is exempt from this Agreement, which determination shall be made in the sole discretion of the Board (or any such committee) prior to the date of such transaction, including if the Board (or any such committee) determines that (a) neither the Beneficial Ownership of Common Shares by any Person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to the Company of the NOLs or other Tax Benefits, taking into account such facts and circumstances as the Board (or any such committee) reasonably deems relevant, or (b) such transaction is otherwise in the best interests of the Company. In granting an exemption under this definition, the Board, or a duly constituted committee of Independent Directors, may require any Person who would otherwise be an Acquiring Person to make certain representations, undertakings or covenants or to agree that any violation or attempted violation of such representations, undertakings or covenants will result in such consequences and be subject to such conditions as the Board, or a duly constituted committee of Independent Directors, may determine in its sole discretion, including that any such violation shall result in such Person becoming an Acquiring Person.

“Exemption Request” shall have the meaning set forth in Section 34.

“Expiration Date” shall mean the earliest of: (i) the Final Expiration Date or such earlier date as of which the Board determines that this Agreement is no longer necessary for the preservation of Tax Benefits; (ii) the Close of Business on the effective date of the repeal of Section 382 if the Board determines that this Agreement is no longer necessary or desirable for the preservation of NOLs or other Tax Benefits; (iii) the time at which all exercisable Rights are exchanged as provided in Section 11(b); (iv) the Close of Business on the first day of a taxable year of the Company with respect to which the Board determines that no NOLs or other Tax Benefits may be carried forward; (v) the date on which any Person, including an Acquiring Person, alone or together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of greater than 19.99% of the Common Shares then outstanding; and (vi) on the 30th calendar day after the first annual meeting of the Company’s stockholders that is completed after the date of this Agreement, unless the Company’s stockholders have ratified or otherwise approved this Agreement at such annual meeting.

“Final Expiration Date” shall mean the Close of Business on November 5, 2020.

“include”, “includes” and “including” shall be deemed to be followed by the words “without limitation.”

“Grandfathered Percentage” shall mean, with respect to any Grandfathered Person, the percentage of the outstanding Common Shares that such Grandfathered Person, together with all Affiliates and Associates of such Grandfathered Person, Beneficially Owns as of the Close of Business on the date hereof; provided that, in the event any Grandfathered Person shall sell, transfer, or otherwise dispose of any outstanding Common Shares after the Close of Business on the date hereof, the Grandfathered Percentage shall, subsequent to such sale, transfer or disposition, mean, with respect to such Grandfathered Person, the lesser of (a) the Grandfathered Percentage as in effect immediately prior to such sale, transfer or disposition or (b) the percentage of outstanding Common Shares that such Grandfathered Person, together with all Affiliates and Associates of such Grandfathered Person, Beneficially Owns immediately following such sale, transfer or disposition.

“Grandfathered Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is, as of the Close of Business on the date hereof, the Beneficial Owner (as disclosed in public filings with the Securities and Exchange Commission on the Close of Business on the date hereof) of 4.99% or more of the Common Shares then outstanding. Notwithstanding anything to the contrary provided in this Agreement, any Grandfathered Person who after the Close of Business on the date hereof becomes the Beneficial Owner of less than 4.99% of the Common Shares then outstanding shall cease to be a Grandfathered Person and thereafter shall be subject to all of the provisions of this Agreement in the same manner as any Person who or which is not and was never a Grandfathered Person; provided, however, that an Exempt Person shall not be a Grandfathered Person.

“Inadvertent Acquiror” shall mean any Person who would be an Acquiring Person but for clause (iii) of the proviso in the definition of “Acquiring Person.”

“Independent Director” shall mean an independent director as defined in the Nasdaq Marketplace Rules.

“Major Part,” when used with reference to the assets of the Company and its Subsidiaries as of any date, shall mean assets (a) having a fair market value aggregating 50% or more of the total fair market value of all the assets of the Company and its Subsidiaries (taken as a whole) as of the date in question, (b) accounting for 50% or more of the total value (net of depreciation and amortization) of all the assets of the Company and its Subsidiaries (taken as a whole) as would be shown on a consolidated or combined balance sheet of the Company and its Subsidiaries as of the date in question, prepared in accordance with United States generally accepted accounting principles then in effect, or (c) accounting for 50% or more of the total amount of earnings before interest, taxes, depreciation and amortization or of the revenues of the Company and its Subsidiaries (taken as a whole) as would be shown on, or derived from, a consolidated or combined statement of income or net earnings of the Company and its Subsidiaries for the period of 12 months ending on the last day of the Company’s monthly accounting period next preceding the date in question, prepared in accordance with United States generally accepted accounting principles then in effect.

“Market Value,” when used with reference to Common Shares or Preferred Shares on any date, shall mean the average of the daily closing prices, per share, of such Common Shares or Preferred Shares, as applicable, for the period which is the shorter of (a) 30 consecutive Trading Days ending on the Trading Day immediately prior to the date in question or (b) the number of consecutive Trading Days beginning on the Trading Day immediately after the date of the first public announcement of the event requiring a determination of the Market Value of Common Shares or Preferred Shares, as applicable, and ending on the Trading Day immediately prior to the record date of such event. The closing price for each Trading Day shall be the closing price quoted on the composite tape for securities listed on the Nasdaq Capital Market, or, if such securities are not quoted on such composite tape, on the principal United States securities exchange registered under the Exchange Act (or any recognized foreign stock exchange) on which such securities are listed, or, if such securities are not listed on any such exchange, the closing price (or, if no sale takes place on such Trading Day, the average of the closing bid and asked prices on such Trading Day) as quoted on any reputable quotations system specified by the Board, or if no such quotations are available, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities selected by the Board, or if on any such Trading Day no market maker is making a market in such securities, the closing price of such securities on such Trading Day shall be deemed to be the fair value of such securities as determined in good faith by the Board (whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent, the holders of Rights and all other Persons); provided, however, that if a Trading Day occurs during a period following an announcement of any action of the type described in Section 12(a) that would require an adjustment thereunder by the issuer of the securities the closing price of which is to be determined, then, and in each such case, the closing price of such securities shall be appropriately adjusted to reflect the effect of such action on the market price of such securities; and provided further, however, that for the purpose of determining the closing price of the Preferred Shares for any Trading Day on which there is no market maker for the Preferred Shares, the closing price on such Trading Day shall be deemed to be the Formula Number (as defined in the Certificate of Amendment) multiplied by the closing price of the Common Shares on such Trading Day.

“NOLs” shall mean the Company’s net operating loss carryforwards.

“Person” shall mean an individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, or a group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations, and shall include any successor (by merger or otherwise) of such individual or entity, but shall not include a Public Group (as defined in Section 1.382-2T(f)(13) of the Treasury Regulations).

“Post Transferee” shall have the meaning set forth in Section 7(e).

“Preferred Shares” shall have the meaning set forth in the Recitals to this Agreement. Any reference in this Agreement to Preferred Shares shall be deemed to include any authorized fraction of a Preferred Share, unless the context otherwise requires.

“Principal Party” shall mean the Surviving Person in a Business Combination; provided, however, that, (i) if such Surviving Person is a direct or indirect Subsidiary of any other Person, “Principal Party” shall mean the Person which is the ultimate parent of such Surviving Person and which is not itself a Subsidiary of another Person, and (ii) in the event ultimate control of such Surviving Person is shared by two or more Persons, “Principal Party” shall mean that Person that is immediately controlled by such two or more Persons.

“Prior Transferee” shall have the meaning set forth in Section 7(e).

“Purchase Price” with respect to each Right shall mean $10.85, as such amount may from time to time be adjusted as provided in this Agreement, and shall be payable in lawful money of the United States of America. All references herein to the Purchase Price shall mean the Purchase Price as in effect at the time in question.

“Record Date” shall have the meaning set forth in the Recitals to this Agreement.

“Redemption Date” shall have the meaning set forth in Section 24(a).

“Redemption Price” with respect to each Right shall mean $0.0001, as such amount may from time to time be adjusted in accordance with Section 12. All references herein to the Redemption Price shall mean the Redemption Price as in effect at the time in question.

“Registered Common Shares” shall mean Common Shares that are, as of the date of consummation of a Business Combination, and have continuously been for the 12 months immediately preceding such date, registered under Section 12 of the Exchange Act, and if a Person has multiple classes or series of Registered Common Shares outstanding, “Registered Common Shares” of such Person shall mean the class or series of Registered Common Shares of such Person having voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)), or in the case of multiple classes or series having voting power, having the greatest voting power.

“Requesting Person” shall have the meaning set forth in Section 34.

“Right” shall have the meaning set forth in the Recitals to this Agreement.

“Right Certificate” shall mean a certificate evidencing a Right in substantially the form attached hereto as Exhibit B.

“Rights Agent” shall have the meaning set forth in the Preamble to this Agreement.

“Section 382” shall mean section 382 of the Code or any amended or successor version thereof.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any comparable or successor law or act), as in effect on the date in question, unless otherwise specifically provided.

“Share Acquisition Date” shall mean the date on which the Company learns that a Person has become an Acquiring Person; provided, however that, if such Person is determined by the Board (a) to be an Exempt Person or (b) to be an Inadvertent Acquiror, then in the case of each of clause (a) and (b), the Share Acquisition Date shall be deemed not to have occurred; but only for so long as such Person (i) in the case of clause (a), remains an Exempt Person or (ii) in the case of clause (b), does not thereafter become an Acquiring Person pursuant to the second sentence of the definition of “Acquiring Person”, unless, in the case of each of clause (i) and clause (ii), the Distribution Date shall have occurred.

“Subsidiary” of another Person shall mean a Person, at least a majority of the total outstanding voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)) of which is owned, directly or indirectly, by another Person or by one or more other Subsidiaries of such other Person or by such other Person and one or more other Subsidiaries of such other Person.

“Surviving Person” shall mean (a) the Person which is the continuing or surviving Person in a consolidation, merger, share exchange or other business combination specified in Section 11(c)(i)(A) or 11(c)(i)(B) or (b) the Person to which the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in a transaction specified in Section 11(c)(i)(C); provided, however, that, if the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in one or more related transactions specified in Section 11(c)(i)(C) to more than one Person, the “Surviving Person” in such case shall mean the Person that acquired assets of the Company and/or its Subsidiaries with the greatest fair market value in such transaction or transactions.

“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, research and development credit carryovers and any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

“Trading Day” shall mean a day on which the principal national securities exchange (or principal recognized foreign stock exchange, as the case may be) on which any securities or Rights, as the case may be, are listed or admitted to trading is open for the transaction of business or, if the securities or Rights in question are not listed or admitted to trading on any national securities exchange (or recognized foreign stock exchange, as the case may be), a Business Day.

“Treasury Regulations” shall mean final, temporary and proposed tax regulations promulgated under the Code, as amended.

“Trust” shall have the meaning set forth in Section 11(b)(ii).

“Trust Agreement” shall have the meaning set forth in Section 11(b)(ii).

SECTION 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. Upon ten (10) days’ prior written notice to the Rights Agent, the Company may from time to time appoint one or more co-Rights Agents as it may deem necessary or desirable (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents). In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents, as among them, shall be as the Company shall determine, and shall be provided in writing to the Rights Agent and any such co-Rights Agent. The Rights Agent shall have no duty to supervise and shall not be liable for the acts or omissions of any such co-Rights Agents. To the extent that any co-Rights Agent takes any action pursuant to this Agreement, such co-Rights Agent will be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.

SECTION 3. Issue of Rights and Right Certificates.

(a)          One Right shall be associated with: (i) each Common Share outstanding on the Record Date; (ii) each additional Common Share (other than Common Shares issued upon the exercise or exchange of any Right) that shall become outstanding between the Record Date and the earliest to occur of the Distribution Date, the Redemption Date or the Expiration Date; and (iii) each additional Common Share with which Rights are issued after the Distribution Date but prior to the earlier of the Redemption Date or the Expiration Date as provided in Section 23, subject to adjustment as provided in this Agreement.

(b)          Until the Distribution Date, (x) the Rights shall, except as otherwise provided in Section 3(c), be evidenced by the certificates for Common Shares registered in the names of the holders thereof, or, in the case of Common Shares held in uncertificated form, by the transaction statement or other record of ownership of such Common Shares and not by separate Right Certificates, and (y) the Rights, including the right to receive Right Certificates, shall be transferable only in connection with the transfer of the underlying Common Shares. As soon as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent shall countersign, and the Company will send or cause to be sent (and the Rights Agent shall, if requested and provided with all necessary information, at the expense of the Company send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares, one or more Right Certificates evidencing one whole Right for each Common Share held by such record holder, subject to the provisions of Section 15 and to adjustment as provided in this Agreement. As of and after the Distribution Date, the Rights shall be evidenced solely by such Right Certificates. The Company shall, as promptly as practicable, notify the Rights Agent upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing (including via electronic mail) on or prior to the Business Day next following. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(c)          As soon as practicable after the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares. With respect to any Common Shares outstanding as of the Record Date, and until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, (i) in the case of certificated shares, (A) the Rights associated with the Common Shares represented by any certificate shall be evidenced by such certificate for the Common Shares with a copy of the Summary of Rights attached thereto and the registered holders of the Common Shares shall also be the registered holders of the associated Rights and (B) the surrender for transfer of any such certificate, even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby, and (ii) in the case of Common Shares held in uncertificated form, (A) the Rights associated with the Common Shares shall be evidenced by the balances indicated in the book-entry account system of the transfer agent for such Common Shares and the registered holders of the Common Shares shall also be the registered holders of the associated Rights and (B) the transfer of any Common Shares in the book-entry account system of the transfer agent for such Common Shares shall also constitute the transfer of the Rights associated with such Common Shares.

(d)          In the case of certificated Common Shares, certificates issued for Common Shares after the Record Date (including upon transfer or exchange of outstanding Common Shares), but prior to the earliest to occur of the Distribution Date, the Redemption Date or the Expiration Date, shall have printed on, written on or otherwise affixed to them a legend in substantially the following form or such similar legend as the Company may deem appropriate and is not inconsistent with the provisions of this Agreement:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Tax Asset Protection Rights Agreement, dated as of November 5, 2018, (as it may be amended from time to time (the “Rights Agreement”)), between ACETO CORPORATION, a New York corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, (or any successor Rights Agent, the “Rights Agent”), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. The Company shall mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

Notwithstanding this Section 3(d), neither the omission of a legend nor the inclusion of a legend that makes reference to a rights agreement other than this Agreement shall affect the enforceability of any part of this Agreement or the rights of any holder of Rights.

(e)          In the case of Common Shares held in uncertificated form, the Company shall cause the confirmation and account statements sent to holders of Common Shares in book-entry form (including upon transfer or exchange of outstanding Common Shares) prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date to bear a legend in substantially the following form:

Each share of Common Stock, par value $0.01 per share, of ACETO CORPORATION, a New York corporation (the “Company”), entitles the holder thereof to certain Rights as set forth in a Tax Asset Protection Rights Agreement, dated as of November 5, 2018 (as it may be amended from time to time (the “Rights Agreement”)), between the Company and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, (or any successor Rights Agent, the “Rights Agent”), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by the shares to which this statement relates. The Company shall mail to the holder of shares to which this statement relates a copy of the Rights Agreement without charge after receipt of a written request therefor. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

Notwithstanding this Section 3(e), neither the omission of a legend nor the inclusion of a legend that makes reference to a rights agreement other than this Agreement shall affect the enforceability of any part of this Agreement or the rights of any holder of Rights.

(f)          In the event that the Company purchases or otherwise acquires any Common Shares after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date, any Rights associated with such Common Shares will be deemed canceled and retired so that the Company will not be entitled to exercise any Rights associated with the Common Shares so purchased or acquired.

SECTION 4. Form of Right Certificates. The Right Certificates (and the form of election to purchase and form of assignment to be printed on the reverse side thereof) shall be in substantially the form set forth as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the other provisions of this Agreement (including Sections 7, 11 and 23), the Right Certificates, whenever issued, shall be dated as of the Distribution Date and shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein for the Purchase Price set forth therein, subject to adjustment as provided in this Agreement.

SECTION 5. Execution, Countersignature and Registration.

(a)          The Right Certificates shall be executed on behalf of the Company by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company, either manually or by facsimile signature, and may have affixed thereto the Company’s seal or a facsimile thereof. The Right Certificates shall be countersigned by the Rights Agent either manually or by facsimile signature, and shall not be valid or obligatory for any purpose unless so countersigned. In the event that any officer of the Company who shall have signed any of the Right Certificates shall cease to be such an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such an officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of execution of this Agreement any such person was not such an officer of the Company.

(b)          Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

SECTION 6. Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates; Uncertificated Rights.

(a)          Subject to Sections 7(e) and 15, at any time after the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 7(e)) may be transferred, split-up, combined or exchanged for another Right Certificate or Right Certificates representing, in the aggregate, the same number of Rights as the Right Certificate or Right Certificates surrendered then represented. Any registered holder desiring to transfer, split-up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split-up, combined or exchanged at the office of the Rights Agent designated for such purpose; provided, however, that neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any Right Certificate surrendered for transfer until the registered holder shall have properly completed and duly signed the certification contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 7(e) and 15, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates. If and to the extent the Company does require payment of any such taxes or charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall not deliver any Right Certificate unless and until it is satisfied that all such payments have been made, and the Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company may specify by written notice. The Rights Agent shall have no duty or obligation under any section of this Agreement that requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(b)          Subject to Sections 7(e) and 15, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Right Certificate, and, in case of loss, theft or destruction, of an open surety bond reasonably satisfactory to them, holding the Rights Agent and the Company harmless, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company shall execute a new Right Certificate of like tenor and deliver such new Right Certificate to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

(c)          Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

SECTION 7. Exercise of Rights; Expiration Date of Rights.

(a)          Subject to the other provisions of this Agreement (including Sections 7(e) and 11), each Right shall entitle the registered holder thereof, upon exercise thereof as provided in this Agreement, to purchase for the Purchase Price, at any time after the Distribution Date and at or prior to the earlier of (i) the Expiration Date and (ii) the Redemption Date, one one-thousandth (1/1,000th) of a Preferred Share, subject to adjustment as provided in this Agreement. For purposes of clarity, the Rights and this Agreement shall expire on the Expiration Date and no Person shall have any rights pursuant to this Agreement or any Right after the Expiration Date, unless the Rights have been exchanged or redeemed pursuant to the terms hereof.

(b)          Subject to the other provisions of this Agreement (including Section 7(e)), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Agreement) in whole or in part at any time after the Distribution Date and at or prior to the earlier of (i) the Expiration Date and (ii) the Redemption Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth (1/1,000th) of a Preferred Share (as such fraction may be adjusted as provided in this Agreement) as to which the Rights are exercised, together with any amount equal to any applicable transfer tax, in the manner required hereby.

(c)          Subject to the other provisions of this Agreement (including Section 7(e)), upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the Purchase Price for the Preferred Shares to be purchased together with an amount equal to any applicable transfer tax, in lawful money of the United States of America, in cash or by certified check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly: (i) either (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates representing the number of one one-thousandths (1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Agreement) to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company shall have elected to deposit the Preferred Shares with a depositary agent under a depositary arrangement, requisition from the depositary agent depositary receipts representing the number of one one-thousandths (1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Agreement) to be purchased (in which case certificates for the Preferred Shares to be represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with all such requests; (ii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; (iii) when necessary to comply with this Agreement (or otherwise when appropriate, as determined by the Company with written notice to the Rights Agent), requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 15; and (iv) when necessary to comply with this Agreement (or otherwise when appropriate, as determined by the Company with written notice to the Rights Agent), after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate.

(d)          In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 15.

(e)          Notwithstanding anything in this Agreement to the contrary, any Rights that are at any time beneficially owned by: (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Acquiring Person) who becomes a transferee after the Acquiring Person becomes such (a “Post Transferee”); (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or from such Affiliate or Associate) to holders of equity interests in such Acquiring Person (or such Affiliate or Associate) or to any Person with whom the Acquiring Person (or such Affiliate or Associate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, agreement, arrangement or understanding (written or oral) which has as a primary purpose or effect the avoidance of this Section 7(e) (a “Prior Transferee”); or (iv) any subsequent transferee receiving transferred Rights from a Post Transferee or a Prior Transferee, either directly or through one or more intermediate transferees, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but, it and the Rights Agent shall have no liability to any holder of any Right Certificate or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliate or Associate, or any transferee thereof, hereunder. The Company shall give the Rights Agent written notice of the identity of any Acquiring Person, Associate or Affiliate known to it, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement, shall not be liable for and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

(f)          Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Right Certificates upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company and the Rights Agent shall reasonably request.

SECTION 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered or presented for the purpose of exercise, transfer, split-up, combination or exchange shall, and all Right Certificates representing Rights that have become null and void and nontransferable pursuant to Section 7(e) surrendered or presented for any purpose shall, if surrendered or presented to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered or presented to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed stock certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation but in no event less than seven (7) years. Upon written request of the Corporation (and at the expense of the Corporation), the Rights Agent shall provide to the Corporation or its designee copies of such electronic records or physical records relating to rights certificates cancelled or destroyed by the Rights Agent in a mutually agreed format.

SECTION 9. Reservation and Availability of Preferred Shares.

(a)          The Company shall cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any authorized and issued Preferred Shares held in its treasury, free from preemptive rights or any right of first refusal, a number of Preferred Shares sufficient to permit the exercise in full of all outstanding Rights.

(b)          If there are not sufficient Preferred Shares issued but not outstanding or authorized but unissued to permit the exercise or exchange of Rights in accordance with this Agreement, the Company shall take all such action as may be necessary to authorize additional Preferred Shares for issuance upon the exercise or exchange of Rights pursuant to this Agreement; provided, however, that if the Company is unable to cause the authorization of additional Preferred Shares, then the Company shall, or, if action by the Company’s stockholders is necessary to cause such authorization, in lieu of seeking any such authorization, the Company may, to the extent necessary and permitted by applicable law and any agreements or instruments in effect prior to the Distribution Date to which it is a party, (i) upon surrender of a Right, pay cash equal to the Purchase Price in lieu of issuing Preferred Shares and requiring payment therefor, (ii) upon due exercise of a Right and payment of the Purchase Price for each Preferred Share as to which such Right is exercised, issue Common Stock or other equity and/or debt securities having a value equal to the value of the Preferred Shares that otherwise would have been issuable pursuant to this Agreement, which value shall be determined by a nationally recognized investment banking firm selected by the Board, or (iii) upon due exercise of a Right and payment of the Purchase Price for each Preferred Share as to which such Right is exercised, distribute a combination of Preferred Shares, cash and/or other equity and/or debt securities having an aggregate value equal to the value of the Preferred Shares that otherwise would have been issuable pursuant to this Agreement, which value shall be determined by a nationally recognized investment banking firm selected by the Board. To the extent that any legal or contractual restrictions (pursuant to agreements or instruments in effect prior to the Distribution Date to which it is party) prevent the Company from paying the full amount payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts that are not then restricted on a pro rata basis as such payments become permissible under such legal or contractual restrictions until such payments have been paid in full.

(c)          The Company shall take all actions as may be necessary to ensure that all Preferred Shares delivered upon exercise or exchange of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

(d)          The Company shall pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of Right Certificates or of any Preferred Shares or Common Shares or other securities upon the exercise or exchange of the Rights. The Company and the Rights Agent shall not, however, be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates or depositary receipts for the Preferred Shares or Common Shares or other securities, as the case may be, in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or exchange or to issue or deliver any certificates or depositary receipts for Preferred Shares or Common Shares or other securities, as the case may be, upon the exercise or exchange of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s satisfaction that no such tax or charge is due.

SECTION 10. Record Date. Each Person in whose name any certificate for Preferred Shares or Common Shares or other securities is issued upon the exercise or exchange of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares or Common Shares or other securities, as the case may be, represented thereby on, and such certificate shall be dated, the date on which the Right Certificate evidencing such Rights was duly surrendered and payment of any Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Shares or Common Shares or other securities, as the case may be, are closed, such Person shall be deemed to have become the record holder of such Preferred Shares or Common Shares or other securities, as the case may be, on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company for the Preferred Shares or Common Shares or other securities, as the case may be, are open.

SECTION 11. Adjustments in Rights After There Is an Acquiring Person; Exchange of Rights for Shares; Business Combinations.

(a)          Subject to the other provisions of this Agreement (including Section 7(e)), upon the occurrence of the Share Acquisition Date, each holder of a Right shall thereafter have a right to receive, upon exercise thereof for the Purchase Price in accordance with the terms of this Agreement, such number of one one-thousandths (1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Agreement) as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of one one-thousandths (1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Agreement) for which such Right is then exercisable and the denominator of which is 50% of the Market Value of the Common Shares on such Share Acquisition Date.

(b)          (i)           The Board may, at its option, at any time after the Share Acquisition Date, mandatorily exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that shall have become null and void and nontransferable pursuant to Section 7(e)) for consideration per Right consisting of either: (A) one-half of the Preferred Shares (or fractions thereof) that would be issuable at such time upon the exercise of one Right in accordance with Section 11(a) or, if applicable, Section 9(b)(ii) or 9(b)(iii); or (B) cash, property, Preferred Shares (including fractions thereof), Common Shares (including fractions thereof), or other equity or debt securities (or any combination of any of the foregoing) having an aggregate value equal to one-half of the value of Preferred Shares (including fractions thereof) that would be issuable at such time upon the exercise of one Right in accordance with Section 11(a), which values shall be determined by a nationally recognized investment banking firm selected by the Board (the consideration issuable per Right pursuant to this Section 11(b)(i) being the “Exchange Consideration”). The Board may, at its option, cause the Company to issue to the holders of Common Shares a number of Common Shares in lieu of each Preferred Share equal to the Formula Number (as defined in the Certificate of Amendment) if there are sufficient Common Shares issued but not outstanding or authorized but unissued. If the Board elects to exchange all the Rights for Exchange Consideration pursuant to this Section 11(b)(i) prior to the physical distribution of the Right Certificates, the Company may distribute the Exchange Consideration in lieu of distributing Right Certificates, in which case for purposes of this Agreement holders of Rights shall be deemed to have simultaneously received and surrendered for exchange Right Certificates on the date of such distribution. Notwithstanding the foregoing, the Board may not effect such exchange at any time after any Person (other than: (i) the Company, (ii) any Subsidiary of the Company, or (iii) any employee benefit or compensation plan of the Company or of any of its Subsidiaries or any Person organized, appointed or established by the Company and holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan), together with all Affiliates and Associates of any such Person, becomes the Beneficial Owner of more than 50% of the Common Shares then outstanding.

(ii)         Any action of the Board ordering the exchange of any Rights pursuant to Section 11(b)(i) shall be irrevocable and, immediately upon the taking of such action and without any further action and without any notice, the right to exercise any such Right so exchanged pursuant to Section 11(a) shall terminate and the only right thereafter of a holder of such Right shall be to receive the Exchange Consideration in exchange for each such Right held by such holder or, if the Exchange Consideration shall not have been paid or issued, to exercise any such Right pursuant to Section 11(c)(i). The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all holders of the Rights to be exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Rights for the Exchange Consideration will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which shall have become null and void and nontransferable pursuant to the provisions of Section 7(e)) held by each holder of Rights. If the Board elects to exchange Rights for Exchange Consideration consisting all or in part of Preferred Shares or Common Shares, the Company may elect to deposit such Preferred Shares or Common Shares with a depositary agent under a depositary arrangement, and, in such event, the Company shall cause the depositary agent to issue, in lieu of certificates for such Preferred Shares or Common Shares, depositary receipts representing the number of such Preferred Shares (or fractions thereof) or Common Shares (or fractions thereof) to be exchanged (in which case the certificates for such Preferred Shares or Common Shares to be represented by such receipts shall be deposited by the transfer agent with the depositary agent). If the Board elects to mandatorily exchange any Rights under Section 11(b)(i), the Board may, at its option and without limiting any rights the Company may have under Section 26, cause the Company to enter into such arrangements or implement such procedures as it deems necessary or appropriate, in its sole discretion, for the purpose of ensuring that the Exchange Consideration is not received by holders of Rights that have become null and void pursuant to Section 7(e), including entering into a trust agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or a portion (as designated by the Board) of the Exchange Consideration distributable pursuant to the exchange, and all holders of Rights entitled to receive such Exchange Consideration pursuant to the exchange shall be entitled to receive such Exchange Consideration (and any dividends paid or distributions made with respect to any securities constituting such Exchange Consideration after the date on which such securities are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and distributing such Exchange Consideration, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including the identity of the Beneficial Owners thereof and their Affiliates and Associates (or former Beneficial Owners thereof and their Affiliates and Associates) as the Company shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 7(e) hereof and not transferable, exercisable or exchangeable in connection herewith.

(c)          (i) In the event that, directly or indirectly, any transactions specified in the following clause (A), (B) or (C) of this Section 11(c)(i) (each such transaction being a “Business Combination”) shall be consummated:

(A)         the Company shall consolidate with, or merge with and into, or participate in a statutory share exchange with, or otherwise effect any business combination or similar transaction with, any Acquiring Person or any Affiliate or Associate of an Acquiring Person;

(B)         any Acquiring Person or any Affiliate or Associate of an Acquiring Person shall merge with and into, or participate in a statutory share exchange with, or otherwise effect any business combination or similar transaction with, the Company and, in connection with such merger, statutory share exchange, business combination or similar transaction, all or part of the outstanding Common Shares shall be changed into or exchanged for capital stock or other securities of the Company or of any Acquiring Person or Affiliate or Associate of an Acquiring Person or cash or any other property; or

(C)         the Company shall sell, lease, license, exchange or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, license, exchange or otherwise transfer or dispose of), in one or more transactions, the Major Part of the assets of the Company and its Subsidiaries (taken as a whole) to any Acquiring Person or any Affiliate or Associate of an Acquiring Person,

then, in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Agreement, the securities specified below (or, at such holder’s option, the securities specified in Section 11(a) if the Company is the surviving corporation in such Business Combination):

(1)           if the Principal Party in such Business Combination has Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Agreement, such number of Registered Common Shares of such Principal Party, free and clear of all liens, encumbrances or other adverse claims, as shall have an aggregate Market Value as of the time of exercise thereof equal to the result obtained by multiplying the Purchase Price by two;

(2)           if the Principal Party in such Business Combination does not have Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Agreement, at the election of the holder of such Right at the time of the exercise thereof, any of:

(i)          if the Principal Party in such Business Combination has Common Shares listed on or admitted to trading on any recognized foreign stock exchange, such number of Common Shares of such Principal Party, free and clear of all liens, encumbrances or other adverse claims, as shall have an aggregate Market Value as of the time of exercise thereof equal to the result obtained by multiplying the Purchase Price by two;

(ii)         such number of Common Shares of the Surviving Person in such Business Combination (if the Principal Party is also the Surviving Person in such Business Combination) as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two;

(iii)        such number of Common Shares of the Principal Party in such Business Combination (if the Principal Party is not also the Surviving Person in such Business Combination) as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two; or

(iv)        if the Principal Party in such Business Combination is an Affiliate of one or more Persons that has Registered Common Shares outstanding, such number of Registered Common Shares of whichever of such Affiliates of the Principal Party has Registered Common Shares with the greatest aggregate Market Value on the date of consummation of such Business Combination as shall have an aggregate Market Value on the date of such Business Combination equal to the result obtained by multiplying the Purchase Price by two.

(ii)         The Company shall not consummate any Business Combination unless each issuer of Common Shares for which Rights may be exercised, as set forth in this Section 11(c), shall have sufficient authorized Common Shares that have not been issued or reserved for issuance (and which shall, when issued upon exercise thereof in accordance with this Agreement, be validly issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer of ownership thereof) to permit the exercise in full of the Rights in accordance with this Section 11(c) and unless prior thereto:

(A)         a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, shall be effective under the Securities Act; and

(B)         the Company and each such issuer shall have:

(1)           executed and delivered to the Rights Agent a supplemental agreement providing for the assumption by such issuer of the obligations set forth in this Section 11(c) (including the obligation of such issuer to issue Common Shares upon the exercise of Rights in accordance with the terms set forth in Sections 11(c)(i) and 11(c)(iii)) and further providing that such issuer, at its own expense, shall use its best efforts to:

(i)          cause a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

(ii)         qualify or register the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights under the “blue sky” or securities laws of such jurisdictions as may be necessary or appropriate; and

(iii)        list the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights on each national securities exchange on which the Common Shares were listed prior to the consummation of the Business Combination or, if the Common Shares were not listed on a national securities exchange prior to the consummation of the Business Combination, on a national securities exchange;

(2)           furnished to the Rights Agent a written opinion of independent counsel stating that such supplemental agreement is a valid, binding and enforceable agreement of such issuer; and

(3)           filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer that may be purchased upon the exercise of each Right after the consummation of such Business Combination.

(iii)        After consummation of any Business Combination and subject to the provisions of Section 11(c)(ii), (A) each issuer of Common Shares for which Rights may be exercised as set forth in this Section 11(c) shall be liable for, and shall assume, by virtue of such Business Combination, all the obligations and duties of the Company pursuant to this Agreement, (B) the term “Company” shall thereafter be deemed to refer to such issuer, (C) each such issuer shall take such steps in connection with such consummation as may be necessary to assure that the provisions of this Agreement (including Sections 11(a) and 11(c)) shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights, (D) the number of Common Shares of each such issuer thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 and (E) the other provisions of this Agreement (including Sections 7, 9 and 10) with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such Common Shares.

(iv)        In case the issuer of Common Shares for which Rights may be exercised, as set forth in this Section 11(c), has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other agreement or instrument governing its affairs, or a provision in any rights, warrants or other instruments or securities outstanding, which provision would have the effect of (A) causing such issuer to issue (other than to holders of Rights pursuant to this Section 11(c)), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 11(c), Common Shares of such issuer at less than the then Market Value per share thereof or securities exercisable for, or convertible into, Common Shares of such issuer at less than such then Market Value, (B) providing for any special payment, tax or similar provision in connection with the issuance of the Common Shares of such issuer pursuant to the provisions of Section 11(c), or (C) diminishing or otherwise eliminating the benefits intended to be afforded by the Rights, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such issuer shall have been canceled, waived or amended, in a manner satisfactory to the Board, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

SECTION 12. Certain Adjustments.

(a)          To preserve the actual or potential economic value of the Rights, if at any time after the date of this Agreement there shall be any change in the Common Shares or the Preferred Shares, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or Preferred Shares, as the case may be (other than distribution of the Rights or regular quarterly cash dividends), or otherwise, then, in each such event the Board shall make such appropriate adjustments in the number of Preferred Shares (or the number and kind of other securities) issuable upon exercise of each Right, the Purchase Price and Redemption Price in effect at such time and the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each Common Share, as the case may be) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event.

(b)          If, as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, thereafter the number of such securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 and the other provisions of this Agreement (including Sections 7, 9 and 10) with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such other securities.

(c)          All Rights originally issued by the Company subsequent to any adjustment made to the amount of Preferred Shares or other securities relating to a Right shall evidence the right to purchase, for the Purchase Price, the adjusted number and kind of securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided in this Agreement.

(d)          Right Certificates shall represent the right to purchase Preferred Shares or other securities purchasable from time to time hereunder, including any adjustment or change in the securities purchasable upon exercise of the Rights, even though such certificates may continue to express the securities purchasable at the time of issuance of the initial Right Certificates.

(e)          In any case in which action taken pursuant to Section 12(a) requires that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Shares and/or other securities, if any, issuable upon such exercise over and above the Preferred Shares and/or other securities, if any, issuable before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional securities upon the occurrence of the event requiring such adjustment.

SECTION 13. Certificate of Adjustment. Whenever an adjustment is made or any event occurs affecting the Rights or their exercisability (including an event which causes the Rights to become null and void) as provided in Section 11 or 12, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares, a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of Common Shares) in accordance with Section 25, provided that the failure to prepare, file or mail such certificate or summary shall not affect the validity of such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and, subject to Section 21(c) shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless it shall have received such a certificate. The Rights Agent shall not be obligated or responsible for calculating any adjustment hereunder. Nor shall the Rights Agent be under any obligation to determine when an adjustment event or any condition precedent thereto has occurred.

SECTION 14. Additional Covenants.

(a)          Notwithstanding any other provision of this Agreement, no adjustment to the number of Preferred Shares (or fractions of a share) or other securities for which a Right is exercisable or the number of Rights outstanding or associated with each Common Share or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including the benefits under Sections 11 and 12, unless the terms of this Agreement are amended so as to preserve such benefits.

(b)          The Company covenants and agrees that, after the Distribution Date, except as permitted by Section 26, it shall not take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is intended or reasonably foreseeable that such action will reduce or otherwise limit the benefits the holders of Rights would have had absent such action, including the benefits under Sections 11 and 12. Any action taken by the Company during any period after any Person becomes an Acquiring Person but prior to the Distribution Date shall be null and void unless such action could be taken under this Section 14(b) from and after the Distribution Date. The Company shall not consummate any Business Combination if: (i) any issuer of Common Shares for which Rights may be exercised after such Business Combination in accordance with Section 11(c) shall have taken any action that reduces or otherwise limits the benefits the holders of Rights would have had absent such action, including the benefits under Sections 11 and 12; (ii) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights; (iii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the issuer for purposes of Section 11(c) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates; or (iv) the form, nature or jurisdiction of organization of the issuer would preclude, limit or in any way restrict the exercisability of the Rights.

SECTION 15. Fractional Rights and Fractional Shares.

(a)          The Company may, but shall not be required to, issue fractions of Rights or distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights (as determined pursuant to the second sentence of the definition of Market Value contained in Section 1) for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

(b)          The Company may, but shall not be required to, issue fractions of Preferred Shares (other than one one-thousandths (1/1000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Agreement) or any integral multiple thereof) upon exercise of the Rights or distribute certificates that evidence fractional Preferred Shares. In lieu of fractional Preferred Shares, the Company may elect to (i) utilize a depository arrangement as provided by the terms of the Preferred Shares or (ii) in the case of a fraction of a Preferred Share (other than one one-thousandths (1/1,000ths) of a Preferred Share (as such fraction may adjusted as provided in this Agreement) or any integral multiple thereof), pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share, if any are outstanding and publicly traded (or the same fraction of the current market value of one Common Share times the Formula Number (as defined in the Certificate of Amendment) if the Preferred Shares are not outstanding and publicly traded). For purposes of this Section 15(b), the current market value of a Preferred Share (or Common Share) shall be the closing price of a Preferred Share (or Common Share) (as determined pursuant to the second sentence of the definition of Market Value contained in Section 1) for the Trading Day immediately prior to the date of such exercise. If, as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, the provisions of this Section 15(b) shall apply, as nearly as reasonably practicable, on like terms to such other securities.

(c)          The Company may, but shall not be required to, issue fractions of Common Shares upon exchange of Rights pursuant to Section 11(b), or to distribute certificates that evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current Market Value of one Common Share as of the date on which a Person became an Acquiring Person.

(d)          Each holder of Rights by the acceptance of such Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right except as provided in this Section 15.

(e)          Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

(f)          The Company shall provide an initial funding of one thousand dollars ($1,000) for the purpose of issuing cash in lieu of fractional shares to the extent cash is required to be paid in lieu of fractional shares. From time to time thereafter, the Rights Agent may request additional funding to cover fractional payments. The Rights Agent shall have no obligation to make fractional payments unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.

SECTION 16. Rights of Action.

(a)          All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Sections 19 and 21, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares) may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations of any Person under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement. Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

SECTION 17. Transfer and Ownership of Rights and Right Certificates.

(a)          Prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of the Common Shares and the Right associated with each such Common Share shall be automatically transferred upon the transfer of each such Common Share to the transferee thereof.

(b)          After the Distribution Date, the Right Certificates shall be transferable, subject to Section 7(e), only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and, subject to the reasonable satisfaction of the Rights Agent and the Company, certificates properly completed and duly executed.

(c)          The Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate for Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

SECTION 18. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or other distributions or be deemed, for any purpose, the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company, including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

SECTION 19. Concerning the Rights Agent.

(a)          The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder, including any taxes or governmental charges imposed as a result of the action taken by it hereunder (other than any taxes on the fees payable to it). The provisions of this Section 19 and Section 21 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

(b)          The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Right Certificate or certificate for the Common Shares, or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where expressly required hereunder, verified or acknowledged, by the proper Person or Persons, or upon the written advice or opinion of counsel as set forth in Section 21. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder and, subject to Section 21(c), the Rights Agent shall be fully protected and incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

SECTION 20. Merger or Consolidation or Change of Name of Rights Agent.

(a)          Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services or stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 22. In case, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b)          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

SECTION 21. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties and obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates (or, prior to the Distribution Date, of the Common Shares), by their acceptance thereof, shall be bound:

(a)          The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or legal counsel for the Rights Agent), and the written advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and, subject to Section 21(c), the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in accordance with such written advice or opinion.

(b)          Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, the Chief Legal Officer, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and, subject to Section 21(c), the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon such certificate.

(c)          The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). In no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever arising out of any act or failure to act hereunder (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

(d)          Subject to Section 21(c), the Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)          The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof) and, subject to Section 21(c), shall have no liability therefor; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(e)) or any change or adjustment in the terms of Rights as required under the provisions of Section 11 or 12 or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment pursuant to Section 13); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f)          The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)          The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, a Vice President, the Secretary, Assistant Secretary, Treasurer or the Chief Legal Officer of the Company, in connection with its duties and such instructions shall be full authorization and protection to the Rights Agent and, subject to Section 21(c), the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with any such instructions or for any delay in acting while waiting for such instructions. In the event of any conflict or inconsistency between or among any such instructions, the later in time shall govern. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. Subject to Section 21(c), the Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application; provided that such date is at least three days after the date such application is delivered to the Company.

(h)          The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company or its Subsidiaries may be interested, or contract with or lend money to the Company or its Subsidiaries or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement, subject to applicable securities laws. Nothing herein shall preclude the Rights Agent or any stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i)          If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been properly completed or indicates an affirmative response to any clause thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(j)          The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(k)          The Company shall indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, damage, claim or expense (including reasonable fees and expenses of legal counsel) that the Rights Agent may incur resulting from any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement; provided, however, that the Rights Agent shall not be indemnified or held harmless with respect to any such loss, liability, damage or expense incurred by the Rights Agent as a result of, or arising out of, its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable decision). In the event the Rights Agent shall have notice of any such assertion of an action, proceeding, suit or claim or have been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim, the Rights Agent shall promptly notify the Company of the assertion of any action, proceeding, suit or claim against the Rights Agent. The Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company, which consent shall not be unreasonably withheld. If a final, non-appealable judgment of a court of competent jurisdiction shall be issued in favor of the Rights Agent in respect of an action by the Rights Agent to enforce the indemnification provisions of this Section 21(k), then the Company shall reimburse the Rights Agent’s for all reasonable costs and expenses in enforcing such indemnification provisions and its rights to reimbursement hereunder.

(l)          No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(m)          Notwithstanding anything contained herein to the contrary, the Rights Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Rights Agent as fees and charges, but not including reimbursable expenses, during the term of this Agreement.

(n)          The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(o)          The Rights Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including without limitation obligations under applicable regulation or law.

(p)          The Rights Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied). The Rights Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Rights.

(q)          The Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(r)          In the event the Rights Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent in connection with the performance of its duties hereunder, the Rights Agent shall notify the Company in writing of such ambiguity or uncertainty and, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company, the holder of any Right Certificate or any other person or entity for refraining from taking such action, unless the Right Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Rights Agent.

SECTION 22. Change of Rights Agent. Subject to Section 25, the Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and, in the event the Rights Agent or one of its Affiliates is not the transfer agent to the Company, to each transfer agent of the Common Shares and the Preferred Shares known to the Rights Agent. The Company shall notify the holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares) by first-class mail. In the event any transfer agency relationship in effect between the Company and the Rights Agent or any of its Affiliates terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties as Rights Agent under this Agreement as of the effective date of such termination, and the Company shall be responsible for distributing any required notice to other Persons. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and in the event the Rights Agent or any one of its Affiliates is not the transfer agent to the Company, to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares) by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) (who shall, with such notice, submit such holder’s Right Certificate or, prior to the Distribution Date, the certificate representing such holder’s Common Shares, for inspection by the Company), then the registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person organized and doing business under the laws of the United States, in good standing, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital (with its direct or indirect parents and Subsidiaries) and surplus of at least $50,000,000; provided, however, that the principal transfer agent for the Common Shares shall in any event be qualified to be the Rights Agent. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any reasonable further assurance, conveyance, act or deed necessary for the purpose, without limiting any of its rights or remedies hereunder. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares).

SECTION 23. Issuance of Additional Rights and Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (iii) no such Right Certificate shall be issued to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

SECTION 24. Redemption and Termination.

(a)          The Board may, at its option, at any time prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date, order the redemption of all, but not fewer than all, of the then outstanding Rights at the Redemption Price (the date of such redemption being the “Redemption Date”), and the Company, at its option, may pay the Redemption Price either in cash or Common Shares or other securities of the Company deemed by the Board, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

(b)          Immediately upon the action of the Board ordering the redemption of the Rights (or at such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Each such notice of redemption shall state the method by which payment of the Redemption Price will be made. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder of Rights receives such notice. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner except as specifically set forth in this Section 24(b) or in Section 11(b) or in connection with the purchase of Common Shares prior to the Distribution Date.

SECTION 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Company shall be sufficiently given or made in writing and when received if sent by first-class mail, postage-prepaid, or a nationally recognized overnight courier, addressed (until another address is filed in writing with the Rights Agent) as follows:

Aceto Corporation

4 Tri Harbor Court

Port Washington, New York 11050

Attention: Chief Legal Officer

With a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Attention: Steven E. Siesser, Esq.

Subject to the provisions of Section 22, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Rights Agent shall be sufficiently given or made in writing and sent if sent by first-class mail, postage-prepaid, or nationally recognized overnight courier addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: Rights Agent Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to any holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) shall be sufficiently given or made in writing and sent by first-class mail, postage-prepaid, or nationally recognized overnight courier, whether or not actually received, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.

SECTION 26. Supplements and Amendments. At any time prior to the Distribution Date, and subject to the penultimate sentence of this Section 26, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any manner which the Company may deem necessary or desirable (including the date on which the Distribution Date or Expiration Date shall occur, the amount of the Purchase Price, the definition of “Acquiring Person” or the time during which the Rights may be redeemed pursuant to Section 24) without the approval of any holder of the Rights. From and after the Distribution Date, and subject to applicable law, the Company may, and the Rights Agent shall if the Company so directs, amend this Agreement without the approval of any holders of Right Certificates (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision of this Agreement or (b) to otherwise change or supplement any other provisions in this Agreement in any matter which the Company may deem necessary or desirable and which does not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), any such supplement or amendment to be evidenced in writing and executed by the Company. Any supplement or amendment adopted during any period after any Person has become an Acquiring Person but prior to the Distribution Date shall be null and void unless such supplement or amendment could have been adopted under the prior sentence from and after the Distribution Date. All supplements and amendments shall be in writing and must be authorized by the Board. Upon delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment complies with this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything to the contrary contained in this Agreement, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement. In addition, notwithstanding anything to the contrary contained in this Agreement, no supplement or amendment to this Agreement shall be made that reduces the Redemption Price (except as required by Section 12(a)). Time shall be of the essence of this Agreement, including as to entering into any amendments or supplements pursuant to this Section 26.

SECTION 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 28. Benefits of Rights Agreement; Determinations and Actions by the Board, etc.

(a)          Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares).

(b)          Except as explicitly otherwise provided in this Agreement, the Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable, in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement and a determination of whether there is an Acquiring Person). All such actions, calculations, interpretations and determinations that are done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent (except with respect to rights, duties, obligations and immunities of the Rights Agent hereunder) and the holders of Rights (or, prior to the Distribution Date, the Common Shares), as such, and all other Persons. The Rights Agent shall always be entitled to assume that the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, will be made in accordance with, as the Board deems to be applicable, the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or the provisions of Section 382.

(c)          Nothing contained in this Agreement shall be deemed to be in derogation of the obligation of the Board to exercise its fiduciary duty. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board shall not be entitled to reject any tender offer or other acquisition proposal, or to recommend that holders of Common Shares reject any tender offer, or to take any other action (including the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any tender offer or other acquisition proposal that the Board believes is necessary or appropriate in the exercise of such fiduciary duty.

SECTION 29. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 30. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the law of the State of New York and for all purposes shall be governed by and construed in accordance with the law of such State applicable to contracts to be made and performed entirely within such State. The Company and each holder hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, or, if such court will lack subject matter jurisdiction, the United States District Court for the Southern District of New York, over any suit, action or proceeding arising out of or relating to this Agreement. The Company and each holder acknowledge that the forum designated by this Section 30 has a reasonable relation to this Agreement and to such Persons’ relationship with one another. The Company and each holder hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in this Section 30. The Company and each holder undertake not to commence any action subject to this Agreement in any forum other than the forum described in this Section 30. The Company and each holder agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding brought in any such court will be conclusive and binding upon such Persons.

SECTION 31. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature. This Agreement shall be effective as of the Close of Business on the date hereof.

SECTION 32. Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

SECTION 33. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

SECTION 34. Process to Seek Exemption. Any Person who desires to effect any acquisition of securities that would, if consummated, result in such Person becoming an Acquiring Person (a “Requesting Person”) may, prior to such time and in accordance with this Section 34, request that the Board grant an exemption with respect to such acquisition under this Agreement so that such Person would be deemed to be an “Exempt Person” as defined in Section 1 for purposes of this Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by overnight delivery service or first-class mail, postage-prepaid, to the Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, an Exemption Request shall set forth (a) the name and address of the Requesting Person, (b) the number and percentage of Common Shares then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (c) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to become an Acquiring Person and the maximum number and percentage of Common Shares that the Requesting Person proposes to acquire. The Board, or a duly constituted committee of Independent Directors, shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten Business Days) after receipt thereof; provided, that the failure of the Board (or any such committee) to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Board and its advisors to assist the Board in making its determination. The Board, or a duly constituted committee of Independent Directors, shall only grant an exemption in response to an Exemption Request if the Board determines in its sole discretion, or such committee determines in its sole discretion, that the acquisition of Beneficial Ownership of Common Shares by the Requesting Person, considered alone or with other transactions (including past transactions or contemplated transactions), (i) will not jeopardize or endanger the availability to the Company of its NOLs or other Tax Benefits, taking into account such facts and circumstances as the Board (or any such committee) reasonably deems relevant or (ii) is otherwise in the best interests of the Company. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of Common Shares in excess of the maximum number and percentage of shares approved by the Board), in each case, as and to the extent the Board, or a duly constituted committee of Independent Directors, shall determine necessary or desirable to provide for the protection of the NOLs and other Tax Benefits or as is otherwise in the best interests of the Company. The Exemption Request shall be considered and evaluated by the Board, or a duly constituted committee of Independent Directors, and the action of a majority of such directors (or such committee) shall be deemed to be the determination of the Board for purposes of such Exemption Request. Notwithstanding the Exemption Request process as described in this Section 35, the Board may, in its sole discretion and without the need for an Exemption Request, deem any business combination or other transaction as an Exempt Transaction, as such term is defined in the Agreement.

SECTION 35. Tax Benefits Review. In addition to the review and evaluation otherwise contemplated by this Agreement, the Board, or a duly constituted committee of Independent Directors, shall review the calculation for determining whether an ownership change has occurred under Section 382 once per year (or with such greater frequency as the Board (or any such committee), in its sole discretion, shall determine is advisable). The Board (or any such committee) shall determine after such review whether maintenance of this Agreement continues to be advisable in order to preserve the value of the NOLs and other Tax Benefits, taking into account such facts and circumstances as the Board (or any such committee) reasonably deems relevant.

SECTION 36. Confidentiality. The Rights Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public rights holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the fees for services set forth in the attached schedule, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities.

SECTION 37. Customer Identification Program. The Company acknowledges that the Rights Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Rights Agent must obtain, verify and record information that allows the Rights Agent to identify the Company. Accordingly, prior to accepting an appointment hereunder, the Rights Agent may request information from the Company that will help the Rights Agent to identify the Company, including without limitation the Company’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Rights Agent deems necessary. The Company agrees that the Rights Agent cannot accept an appointment hereunder unless and until the Rights Agent verifies the Company’s identity in accordance with the Customer Identification Program requirements.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ACETO CORPORATION

By:	/s/ Steven S. Rogers
Name: Steven S. Rogers
Title: Chief Legal Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Jennifer Donovan
Name: Jennifer Donovan
Title: Senior Vice President

Exhibit A

Certificate of Amendment

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION OF

ACETO CORPORATION

(Under Section 805 of the Business Corporation Law)

The undersigned, being the Chief Executive Officer of Aceto Corporation (the “Corporation”), hereby certifies as follows:

1.        The name of the Corporation is Aceto Corporation. The name under which it was formed is Aceto Chemical Co. Inc.

2.        The Corporation’s Certificate of Incorporation was filed by the Department of State on June 13, 1947, and was superseded by a Restated Certificate of Incorporation filed by the Department of State on November 9, 2015 (such certificate of incorporation, as amended and restated and in effect thereafter, the “Certificate of Incorporation”).

3.        The Corporation is authorized to issue a total of 77,000,000 shares, consisting of 75,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 2,000,000 shares of preferred stock, par value $2.50 per share (“Preferred Stock”). An amendment of the Corporation’s Certificate of Incorporation effected by this Certificate of Amendment to add the designations, rights and preferences of Series A Participating Cumulative Preferred Stock, par value $2.50 per share (“Series A Participating Cumulative Preferred Stock”) is hereby made.

           As authorized by paragraph THIRD of the Certificate of Incorporation, the Corporation’s Board of Directors (“Board”) has designated 1,000,000 shares of the authorized 2,000,000 shares of Preferred Stock as Series A Participating Preferred Stock, and has adopted resolutions providing for the issuance of such series, including the number, designation and relative rights, preferences and limitations of the shares of such series.

4.        To effect the foregoing, the Corporation’s Certificate of Incorporation is hereby amended by the addition of the following paragraph ELEVENTH, setting forth, in full, the number, designation, relative rights, preferences and limitations of the Series A Participating Cumulative Preferred Stock:

“ELEVENTH: Pursuant to the authority vested in the Board in accordance with the provisions of paragraph THIRD of the Certificate of Incorporation, a series of Preferred Stock, par value $2.50 per share, of the Corporation be and hereby is created, and the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Series A Participating Cumulative Preferred Stock

1.             Designation and Amount.  The shares of such series shall be designated as “Series A Participating Cumulative Preferred Stock” (the “Series A Preferred Stock”). The number of shares initially constituting the Series A Participating Cumulative Preferred Stock shall be 1,000,000; provided, however, that, if more than a total of 1,000,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Tax Asset Protection Rights Agreement, dated as of November 5, 2018, between the Corporation and American Stock Transfer & Trust Company, LLC (the “Rights Agreement”), the Board, pursuant to Section 502 of the New York Business Corporation Law, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 501 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

2.             Dividends and Distributions.

(A)          Subject to the superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking superior to the shares of Series A Preferred Stock with respect to dividends, in preference to the holders of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”), and of any other junior stock, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $1.00 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the shares of Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of Common Stock. As used herein, the “Formula Number” shall be 1,000; provided, however, that, if at any time after November 5, 2018, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that, if at any time after November 5, 2018, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

(B)          The Corporation shall declare a cash dividend on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a cash dividend on the Common Stock; provided, however, that, in the event no cash dividend shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, during the period between the first issuance of any share or fraction of a share of Series A Preferred Stock, a dividend of $0.10 per whole share on the Series A Preferred Stock shall nevertheless accrue on such subsequent Quarterly Dividend Payment Date or the first Quarterly Dividend Payment Date, as the case may be. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

(C)          Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from and after the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(D)          So long as any shares of Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared and set aside.

(E)          The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as herein provided.

3.            Voting Rights. The holders of Series A Preferred Shares shall have the following voting rights:

(A)          Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record, multiplied by the maximum number of votes per share which any holder of Common Stock or stockholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

(B)          Except as otherwise herein provided or by the Certificate or applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of the holders of Common Stock of the Corporation.

(C)          Except as provided herein or by the Certificate or applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required for authorizing or taking any corporate action.

4.            Certain Restrictions.

(A)          Whenever quarterly dividends or other dividends or distributions on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)          declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)         declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)        redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)        purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)          The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

5.            Liquidation Rights.  Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $1,000 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. Neither the merger nor consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

6.            Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

7.            No Redemption; No Sinking Fund; No Conversion.

(A)         The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that, subject to Section 4(a)(iv), the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

(B)          The shares of Series A Preferred Stock shall not (i) be subject to or entitled to the operation of a retirement, sinking fund or purchase fund or (ii) be convertible into or exchangeable for shares of any other class or series.

8.            Ranking.  The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation unless the Board shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such Series And the qualifications, limitations and restrictions thereof.

9.            Fractional Shares.  The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandth of a share (as such fraction may be adjusted as provided in the Rights Agreement) or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (a) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandths of a share (as such fraction may be adjusted as provided in the Rights Agreement) or any integral multiple thereof or (b) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided, however, that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

10.          Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate.

11.          Amendment.  So long as any shares of Series A Preferred Stock shall be outstanding, (i) none of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as herein provided shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely and (ii) no amendment, alteration or repeal of the Certificate or of the By-laws of the Corporation shall be effected so as to affect adversely any of such powers, preferences, rights or privileges, in each case without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class; provided, however, that no such amendment, alteration or repeal approved by the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Preferred Stock originally issued upon exercise of the Rights after the time of such approval without the approval of such holder.

5.            The foregoing Amendment to the Certificate of Incorporation of the Corporation was authorized by a resolution of the Board at a meeting thereof duly held on November 2, 2018, in accordance with the authority vested in the Board by paragraph THIRD of the Certificate of Incorporation and Section 502 of the Business Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Incorporation of the Corporation this 6th day of November, 2018.

ACETO CORPORATION

By:	/s/ Steven S. Rogers
Name: Steven S. Rogers
Title: Chief Legal Officer

Exhibit B

Form of Right Certificate

EXHIBIT B

[FORM OF RIGHT CERTIFICATE]

Certificate No. [R]-	Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT (AS DEFINED BELOW)), OR EARLIER IF REDEEMED BY THE COMPANY (AS DEFINED BELOW). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.0001 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

Right Certificate

ACETO CORPORATION

This certifies that                       , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Asset Protection Rights Agreement, dated as of November, 5, 2018 (the “Rights Agreement”), between Aceto Corporation (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), unless the Rights evidenced hereby shall have been previously redeemed or exchanged by the Company, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and at or prior to the earlier of the Redemption Date or the Expiration Date (as such terms are defined in the Rights Agreement), at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth (1/1,000th) of a fully paid, nonassessable share of Series A Participating Cumulative Preferred Stock, par value $2.50 per share, of the Company (the “Preferred Shares”), at a purchase price per one one-thousandth (1/1,000th) of a share equal to $10.85 (the “Purchase Price”) payable in cash, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

The Purchase Price and the number and kind of shares which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares which may be so purchased as of November 5, 2018. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

If the Rights evidenced by this Right Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall be null and void and nontransferable and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price (in cash or shares of Common Stock, par value $0.01 per share, of the Company or other securities of the Company deemed by the Board of Directors of the Company to be at least equivalent in value) of $0.0001 per Right (which amount shall be subject to adjustment as provided in the Rights Agreement) at any time prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date.

The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates which evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby, in each case other than fractions constituting one one-thousandth (1/1,000th) of a share (as such fraction may be adjusted as provided in the Rights Agreement). In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandth (1/1,000th) of a share (as such fraction may be adjusted as provided in the Rights Agreement) or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement and the Preferred Shares.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of: November 5, 2018

ATTEST:	ACETO CORPORATION

/s/ William C. Kennally, III	By:	/s/ Steven S. Rogers
Name: William C. Kennally, III		Name: Steven S. Rogers
Title: President and Chief Executive Officer		Title: Chief Legal Officer

Date of countersignature: November 5, 2018

Countersigned:

American Stock Transfer & Trust Company, LLC

By:	/s/ Jennifer Donovan
Authorized Signatory: Jennifer Donovan

[On Reverse Side of Right Certificate]

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the Rights represented by this Right Certificate)

To the Rights Agent:

The undersigned hereby irrevocably elects to exercise                    Rights represented by this Right Certificate to purchase the Preferred Shares (or other shares) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

Dated:                             ,

Signature

Signature Guaranteed: ___________________________

NOTICE: Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) at a guarantee level satisfactory to the Rights Agent. A notary public is not sufficient.

CERTIFICATE

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being exercised by or on behalf of a person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and (3) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Dated:                            ,

Signature

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED,                                             hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:                           ,

Signature

Signature Guaranteed: ___________________________

NOTICE: Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) at a guarantee level satisfactory to the Rights Agent. A notary public is not sufficient.

CERTIFICATE

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred to or on behalf of any such Acquiring Person, Affiliate or Associate and (3) after inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated:                           ,

Signature

NOTICE

The signature on the foregoing Form of Election to Purchase and Form of Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) at a guarantee level satisfactory to the Rights Agent. A notary public is not sufficient.

Exhibit C

Summary of Rights

EXHIBIT C

RIGHTS BENEFICIALLY OWNED BY ANY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

SUMMARY OF RIGHTS TO PURCHASE

SERIES A PARTICIPATING CUMULATIVE PREFERRED STOCK

OF ACETO CORPORATION

On November 2, 2018, the Board of Directors of Aceto Corporation, a New York corporation, declared a dividend of one right for each outstanding share of common stock, par value $0.01 per share, of the Company. The dividend is payable on November 20, 2018 to the stockholders of record as of the close of business on November 15, 2018. The description and terms of the rights are set forth in a Tax Asset Protection Rights Agreement, dated as of November 5, 2018, as it may be amended from time to time (the “Rights Agreement”), between Aceto Corporation and American Stock Transfer & Trust Company, LLC, as rights agent.

Our Board adopted the Rights Agreement in an effort to protect shareholder value by, among other things, attempting to protect against a possible limitation on our ability to use its net operating loss carryforwards and other tax benefits to reduce potential future United States Federal income tax obligations. We have experienced substantial operating losses, and under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated thereunder, we may “carry forward” these tax attributes in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that our tax attributes do not otherwise become limited, we believe that we will be able to carry forward a significant amount of losses and credits, and therefore these tax attributes could be a substantial asset to us. However, if we experience an “ownership change,” as defined in Section 382 of the Code, our ability to use these tax attributes will be substantially limited, and the timing and usage of the tax attributes could be substantially delayed, which could therefore significantly impair the value of these assets.

In general terms, the rights plan imposes a significant penalty upon any person or group that acquires beneficial ownership of 4.99 percent or more of our outstanding common stock without the prior approval of our Board. A person or group that acquires a percentage of our common stock in excess of that threshold is called an “acquiring person.” Any rights held by an acquiring person are null and void and may not be exercised. The term “beneficial ownership” is defined in the Rights Agreement and generally means direct, indirect or constructive ownership as determined under Section 382 of the Internal Revenue Code.

This summary of rights provides a general description of the Rights Agreement and does not purport to be complete. Because it is only a summary, this description should be read together with the entire Rights Agreement, which we incorporate in this summary by reference. We will file a copy of the Rights Agreement with the Securities and Exchange Commission as an exhibit to our registration statement on Form 8-A. Upon written request, we will provide a copy of the Rights Agreement free of charge to any stockholder.

The Rights. Our Board authorized the issuance of one right per each outstanding share of our common stock outstanding at November 15, 2018. Each right, if and when it becomes exercisable, will entitle the registered holder to purchase from us one one-thousandth (1/1,000th) of a share of our Series A Participating Cumulative Preferred Stock at a price of $10.85. Each fractional share of preferred stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. Prior to exercise, however, a right does not give its holder any rights as a stockholder of the Company, including, without limitation, any voting or dividend rights.

Exercisability. The rights will not be exercisable until the earlier of:

•	ten days after such time as Aceto Corporation learns that a person or group has become an acquiring person; and

•	such date, if any, as may be designated by our Board after a person or group begins, or first publicly discloses an intention to begin, a tender or exchange offer for our outstanding common stock that could reasonably be expected to result in such person or group becoming an acquiring person.

We refer to the date that the rights become exercisable as the “distribution date.” Until the earliest of the distribution date, the redemption date or the expiration date (as such terms are defined below), the rights will be evidenced by our common stock certificates, which will contain a notation to that effect, along with a copy of this Summary of Rights, and the surrender for transfer of any such certificate shall also constitute the transfer of the rights associated with the common stock represented thereby. In the case of shares of common stock held in uncertificated form, the rights will be evidenced by the balances indicated in the book-entry account system of the transfer agent for our common stock, and the transfer of any shares of common stock in the book-entry account system of the transfer agent for such common stock shall also constitute the transfer of the rights associated with such shares. Therefore, until the distribution date, the rights will be transferred with and only with the underlying shares of common stock. As soon as practicable following the distribution date, the rights will separate from the common stock and be evidenced by right certificates, which we will mail to all holders of rights that have not become null and void, and such separate right certificates alone will thereafter evidence the rights.

Subject to the right of our Board to redeem or exchange the rights as described below, on the first date of public announcement by us or any acquiring person that a person has become an acquiring person, or ten days after such earlier date as a majority of our Board becomes aware of the existence of an acquiring person, all holders of rights, except the acquiring person, may thereafter exercise their rights, upon payment of the purchase price, to purchase that number of one one-thousandths (1/1,000ths) of a preferred share equal to the number of shares of our common stock which, at the time of such transaction, would have a market value of twice the purchase price. Any rights that are or were beneficially owned by an acquiring person on or after the distribution date will become null and void and will not be subject to this “flip-in” provision.

In the event Aceto Corporation is acquired in a merger or other business combination or 50 percent or more of our assets or (or assets representing 50 percent or more of our earning power) are sold, proper provision will be made so that all holders of rights, except the acquiring person, may thereafter exercise their rights, upon payment of the purchase price, to purchase that number of shares of common stock of the acquiring person (or other appropriate entity) which at the time of the transaction would have a market value of twice the purchase price of the rights. This “flip-over” provision only applies to a merger or similar business combination with an acquiring person.

ANY RIGHTS THAT ARE OR WERE, AT ANY TIME ON OR AFTER THE DATE AN ACQUIRING PERSON BECOMES SUCH, BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (OR A TRANSFEREE THEREOF) WILL BECOME NULL AND VOID AND ANY HOLDER OF ANY SUCH RIGHT (INCLUDING ANY SUBSEQUENT HOLDER) WILL BE UNABLE TO EXERCISE ANY SUCH RIGHT.

Exempt Persons and Exempt Transactions. Our Board recognizes that there may be instances when an acquisition of our common stock that would cause a stockholder to become an acquiring person may not jeopardize the availability of any tax attributes to Aceto Corporation

Generally, the Rights Agreement provides that any person or group which beneficially owned 4.99 percent or more of our outstanding shares of common stock as of the close of business on the date of the Rights Agreement (we refer to such person herein a “grandfathered person” and the percentage of such ownership as the “grandfathered percentage”) will not be deemed an “acquiring person” unless such grandfathered person exceeds its grandfathered percentage by 0.5 percent or more of our outstanding shares of common stock. If a grandfathered person subsequently becomes the beneficial owner of less than 4.99 percent of our outstanding shares of common stock, then such person or group will cease to be a grandfathered person.

Additionally, the Rights Agreement includes procedures whereby our Board (or a duly constituted independent committee thereof) may designate a person as an “Exempt Person” or to designate a transaction involving our common stock as an “Exempt Transaction.” An “Exempt Person” cannot become an acquiring person under the Rights Agreement. Our Board can revoke an “Exempt Person” designation if it subsequently makes a contrary determination regarding whether a person jeopardizes the availability of tax attributes to Aceto Corporation. An Exempt Person cannot be a grandfathered person.

Expiration. The Rights Agreement and the rights will expire on the earliest of: (i) the close of business on November 5, 2020, which is the second anniversary of the date on which our Board adopted the Rights Agreement or such earlier date as of which the Board determines that the Rights Agreement is no longer necessary for the preservation of tax benefits; (ii) the close of business on the effective date of the repeal of Section 382 or any successor statute if our Board determines that the Rights Agreement is no longer necessary or desirable for the preservation of our net operating losses or other tax assets; (iii) the time at which all exercisable Rights are exchanged as provided in Section 11(b) of the Rights Agreement; (iv) the close of business on the first day of a taxable year of Aceto Corporation with respect to which our Board determines that no net operating losses or other tax assets may be carried forward; (v) the date upon which any person, including any acquiring person, or group of affiliated or associated persons becomes the beneficial owner of greater than 19.99 percent of the then outstanding shares of our common stock; or (vi) on the 30th calendar day after the first annual meeting of our stockholders that is completed after the date of the Rights Agreement, unless our stockholders have ratified or otherwise approved the Rights Agreement at such annual meeting (the earliest of such events being herein referred to as the “expiration date”).

Equitable Adjustments. The number of preferred shares or other securities issuable upon exercise of the rights, the purchase price and the redemption price are subject to adjustment by our Board in the event of any change in the preferred shares or our common stock or, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of assets, evidences of indebtedness or subscription rights, options or warrants to holders of our capital stock or otherwise.

The preferred stock is authorized to be issued in fractions, which are an integral multiple of one one-thousandth (1/1,000th) of a share of preferred stock. We may, but are not required to, issue fractions of shares upon the exercise of rights (other than one one-thousandths (1/1000ths) of a preferred share (as such fraction may be adjusted as provided in the Rights Agreement) or any integral multiple thereof), and in lieu of fractional shares, we may make a cash payment based on the market price of such shares on the first trading date prior to the date of exercise or utilize a depositary arrangement as provided by the terms of the preferred stock.

Redemption. Our Board may redeem all (but not fewer than all) of the rights for a redemption price of $0.0001 per right any time before the earlier of (i) the distribution date and (ii) the expiration date (the date of such redemption being the “redemption date”). Once the rights are redeemed, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

Exchange. At any time after there is an acquiring person and prior to the acquisition by such person or group of 50 percent or more of our shares of common stock then outstanding, our Board may exchange all or part of the then outstanding rights (other than rights that have become null and void) for (i) one-half of the preferred shares (or fractions thereof) that would be issuable at such time upon the exercise of one right pursuant to the terms of the Rights Agreement or (ii) in the case of holders of our common stock: cash, property, preferred shares (including fractions thereof), shares of common stock (including fractions thereof), or other equity or debt securities (or any combination of any of the foregoing) having an aggregate value equal to one-half of the value of preferred shares (including fractions thereof) that would be issuable at such time upon the exercise of one right pursuant to the terms of the Rights Agreement.

Amendments. At any time prior to the distribution date, Aceto Corporation may, without the approval of any holder of the rights, supplement or amend any provision of the Rights Agreement (including the date on which the distribution date will occur, the amount of the purchase price or the definition of “acquiring person”), except that no supplement or amendment may be made that reduces the redemption price. After a distribution date, the provisions of the Rights Agreement may be amended by Aceto Corporation in order to cure any ambiguities, to correct or supplement any provision that may be defective or inconsistent with any other provisions of the Rights Agreement, or to make any other necessary or desirable changes that do not adversely affect the interests of holders of rights.